    As filed with the Securities and Exchange Commission on December 31, 2002

                                                      Registration No. ___-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 eUniverse, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                06-1556248
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                 Identification No.)

           6060 CENTER DRIVE, SUITE 300, LOS ANGELES, CALIFORNIA 90045
                    (Address of Principal Executive Offices)

                        2002 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                               Christopher S. Lipp
              Secretary, Senior Vice President and General Counsel
                          6060 Center Drive, Suite 300
                          Los Angeles, California 90045
                                 (310) 215-1001
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:

                           Christopher G. Martin, Esq.
                          Martin, Lucas & Chioffi, LLP
                               1177 Summer Street
                           Stamford, Connecticut 06905
                                 (203) 324-4200

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of              Amount              Proposed                Proposed             Amount of
   Securities to           to be           Maximum Offering        Maximum Aggregate      Registration
   be Registered        Registered(1)      Price Per Share(2)      Offering Price(2)           Fee
--------------------------------------------------------------------------------------------------------------------
2002 Employee Stock
Purchase Plan rights
to purchase
Common Stock              1,250,000                N/A                         N/A               N/A

Common Stock,
$.001 per share
par value                 1,250,000             $5.865               $7,331,250.00           $674.48

(1) The Registration Statement also includes an indeterminable number of additional shares that may become issuable as a result of the anti-dilution adjustment provisions of the Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee relating to these shares of Common Stock being registered have been based on the average of the bid and asked prices of the Common Stock as reported on the Nasdaq Small Cap Market as of December 26, 2002.

                                 eUNIVERSE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by eUniverse, Inc., the registrant, are incorporated as of their respective dates in this Registration Statement by reference:

         A. The registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, as amended.

         B. The registrant's Quarterly Reports on Form 10-Q, as amended if applicable, for the three month periods ended June 30, 2002 and September 30, 2002.

         C. The registrant's Current Report on Form 8-K filed with the Commission on September 19, 2002.

         D. Description of the registrant's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on June 14, 1999, as amended (No. 00-26355), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Martin, Lucas & Chioffi, LLP, the law firm which rendered the opinion as to the legality of registrant's common stock to be issued pursuant to this registration statement, acts as registrant's corporate counsel.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that the person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

         Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

         Article VIII of the registrant's Bylaws provides for indemnification of directors and officers of the registrant to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

         Additionally, as permitted by the General Corporation Law of the State of Delaware, Article EIGHTH of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number                     Description
         ------                     -----------
         5.1               Opinion of counsel as to legality of securities being registered.

         10.1              2002 Employee Stock Awards Plan.(1)

         23.1              Consent of independent auditors.

         23.2              Consent of counsel (contained in Exhibit 5.1).

         24.1              Power of Attorney (see page II-10).

-----------------------
(1) Incorporated by reference to Appendix G filed with the registrant's Schedule 14A filed with the Commission on October 10, 2002.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1))(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on this 31st day of December, 2002.

                                      eUniverse, Inc.



                                      By: /s/ Christopher S. Lipp
                                          -----------------------
                                          Christopher S. Lipp
                                          Secretary, Senior Vice President
                                          and General Counsel

         The undersigned officers and directors of eUniverse, Inc., a Nevada corporation, hereby severally constitute and appoint Christopher S. Lipp, Brett
C. Brewer and Brad D. Greenspan, and each of them, our true and lawful attorney and agent with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-8 filed herewith and any additional registration statements filed under Rule 462(b) to register additional shares, and to execute any and all other instruments which said attorney and agent determine to be necessary or advisable, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission, in connection with this Registration Statement, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the dates indicated below. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Brad D. Greenspan
----------------------
Brad D. Greenspan
Chief Executive Officer and Chairman of the Board of Directors
(principal executive officer)
Date:  December 31, 2002

/s/ Joseph L. Varraveto
-----------------------
Joseph L. Varraveto
Chief Financial Officer
(principal financial officer and principal accounting officer)
Date:  December 31, 2002


/s/ Brett C. Brewer
-----------------------
Brett C. Brewer
President and Director
Date:  December 31, 2002


-----------------------
Daniel L. Mosher
Director
Date:  December 31, 2002


/s/ Thomas Gewecke
-----------------------
Thomas Gewecke
Director
Date:  December 31, 2002


-----------------------
Jeffrey C. Lapin
Director
Date:  December 31, 2002